Exhibit 10.148

FIRST AMENDMENT

TO

COUNTRYWIDE FINANCIAL CORPORATION

DIRECTOR EMERITUS PROGRAM

This First Amendment to the Director Emeritus Program (the “Program”) dated as of June 13, 2007 is made by Countrywide Financial Corporation (the “Company”).

WHEREAS, at a meeting of the Board of Directors of the Company (the “Board”) duly held on February 11, 1987, the Board adopted resolutions authorizing the creation of a Director Emeritus position for directors of the Company who no longer serve as active members of the Board and thereby established the Program; and

WHEREAS, the Company wishes to amend the Program to limit participation in the Program to current participants.

NOW, THEREFORE, the Company hereby amends the Program as follows:

1.                                       The Company hereby limits participation in the Program to the current participants and eliminates the eligibility of future Directors to participate in the Program, as of the date of this First Amendment; and

2.                                       The closure of the Program shall have no affect on the benefits extended to the existing Directors with emeritus status under the Program and pursuant to their individual Director Emeritus Agreements.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed as of the day and year first above written.

COUNTRYWIDE FINANCIAL CORPORATION

By:	/s/ Marshall M. Gates
Marshall M. Gates
Senior Managing Director, Chief Administrative
Officer